Proxy Voting Results

A special meeting of the fund's shareholders was held on June 16, 2004. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Trust Instrument to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval.*
	# of Votes	% of Votes
Affirmative	285,612,638.29	76.111
Against	69,459,892.76	18.510
Abstain	16,504,826.87	4.398
Broker Non-Votes	3,680,149.20	.981
TOTAL	375,257,507.12	100.000
PROPOSAL 2
To elect a Board of Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	342,784,056.47	91.346
Withheld	32,473,450.65	8.654
TOTAL	375,257,507.12	100.000
Ralph F. Cox
Affirmative	342,165,143.17	91.181
Withheld	33,092,363.95	8.819
TOTAL	375,257,507.12	100.000
Laura B. Cronin
Affirmative	342,683,180.81	91.319
Withheld	32,574,326.31	8.681
TOTAL	375,257,507.12	100.000
Robert M. Gates
Affirmative	342,278,428.67	91.212
Withheld	32,979,078.45	8.788
TOTAL	375,257,507.12	100.000
	# of Votes	% of Votes
George H. Heilmeier
Affirmative	342,429,142.69	91.252
Withheld	32,828,364.43	8.748
TOTAL	375,257,507.12	100.000
Abigail P. Johnson
Affirmative	341,332,375.66	90.960
Withheld	33,925,131.46	9.040
TOTAL	375,257,507.12	100.000
Edward C. Johnson 3d
Affirmative	341,313,378.93	90.954
Withheld	33,944,128.19	9.046
TOTAL	375,257,507.12	100.000
Donald J. Kirk
Affirmative	341,753,734.94	91.072
Withheld	33,503,772.18	8.928
TOTAL	375,257,507.12	100.000
Marie L. Knowles
Affirmative	342,059,537.51	91.153
Withheld	33,197,969.61	8.847
TOTAL	375,257,507.12	100.000
Ned C. Lautenbach
Affirmative	342,070,847.89	91.156
Withheld	33,186,659.23	8.844
TOTAL	375,257,507.12	100.000
Marvin L. Mann
Affirmative	342,188,264.47	91.188
Withheld	33,069,242.65	8.812
TOTAL	375,257,507.12	100.000
William O. McCoy
Affirmative	342,330,157.73	91.225
Withheld	32,927,349.39	8.775
TOTAL	375,257,507.12	100.000
	# of Votes	% of Votes
Robert L. Reynolds
Affirmative	342,014,372.01	91.141
Withheld	33,243,135.11	8.859
TOTAL	375,257,507.12	100.000
William S. Stavropoulos
Affirmative	342,782,208.19	91.346
Withheld	32,475,298.93	8.654
TOTAL	375,257,507.12	100.000
* Denotes trust-wide proposals and voting results.